											Exhibit 99 (a)
Saul Centers, Inc.
Schedule of Current Portfolio Properties
March 31, 2019

			Leasable Area (Square Feet)	Year Acquired or Developed (Renovated)	Land Area (Acres)	Percentage Leased as of March 31,					(1)
Property	Location					2019	2018	2017	2016	2015	Anchor / Significant Tenants

Shopping Centers
Ashburn Village	Ashburn, VA		221,596	1994-2006	26.4	97%	96%	91%	93%	93%	Giant Food, Hallmark Cards, McDonald's, Burger King, Dunkin Donuts, Kinder Care, Blue Ridge Grill
Ashland Square Phase I	Dumfries, VA		23,120	2007	2.0	100%	100%	100%	100%	100%	Capital One Bank, CVS Pharmacy, The All American Steakhouse
Beacon Center	Alexandria, VA		356,971	1972 (1993/99/07)	32.3	100%	100%	100%	100%	100%	Lowe's Home Improvement Center, Giant Food, Home Goods, Outback Steakhouse, Marshalls, Party Depot, Panera Bread, TGI Fridays, Starbucks, Famous Dave's, Chipotle, Capital One Bank
BJ's Wholesale Club	Alexandria, VA		115,660	2008	9.6	100%	100%	100%	100%	100%	BJ's Wholesale Club
Boca Valley Plaza	Boca Raton, FL		121,269	2004	12.7	98%	94%	95%	100%	94%	Publix, Wells Fargo, Palm Beach Fitness, Anthony's Clothing
Boulevard	Fairfax, VA		49,140	1994 (1999/09)	5.0	100%	100%	100%	100%	98%	Panera Bread, Party City, Petco, Capital One Bank
Briggs Chaney MarketPlace	Silver Spring, MD		194,258	2004	18.2	98%	100%	93%	99%	99%	Global Food, Ross Dress For Less, Family Dollar, Advance Auto Parts, McDonald's, Dunkin Donuts, Enterprise Rent-A-Car
Broadlands Village	Ashburn, VA		174,438	2003/4/6	24.0	98%	77%	78%	98%	93%	Aldi Grocery, The All American Steakhouse, Bonefish Grill, Dollar Tree, Starbucks, Minnieland Day Care, Capital One Bank, LA Fitness
Burtonsville Town Square	Burtonsville, MD		130,829	2017	26.3	100%	100%	100%	N/A	N/A	Giant Food, Petco, Starbucks, Green Turtle, Capital One Bank, CVS Pharmacy, Roy Rogers, MR. TIRE, Taco Bell
Countryside Marketplace	Sterling, VA		138,804	2004	16.0	96%	95%	94%	93%	91%	Safeway, CVS Pharmacy, Starbucks, McDonald's, 7-Eleven
Cranberry Square	Westminster, MD		141,450	2011	18.9	97%	100%	100%	100%	97%	Giant Food, Staples, Party City, Pier 1 Imports, Jos. A. Bank, Wendy's, Giant Gas Station
Cruse MarketPlace	Cumming, GA		78,686	2004	10.6	96%	89%	94%	92%	88%	Publix, Subway, Orange Theory, Anytime Fitness
Flagship Center	Rockville, MD		21,500	1972, 1989	0.5	100%	100%	100%	100%	100%	Capital One Bank, Bank of America
French Market	Oklahoma City, OK		246,148	1974 (1984/98)	13.8	96%	96%	98%	98%	99%	Burlington Coat Factory, Bed Bath & Beyond, Staples, Petco, The Tile Shop, Lakeshore Learning Center, Dollar Tree, Verizon, Raising Cane's
Germantown	Germantown, MD		18,982	1992	2.7	100%	100%	100%	100%	100%	CVS Pharmacy, Jiffy Lube
The Glen	Woodbridge, VA		136,440	1994 (2005)	14.7	96%	96%	97%	95%	94%	Safeway Marketplace, The All American Steakhouse, Panera Bread, Five Guys, Chipotle
Great Falls Center	Great Falls, VA		91,666	2008	11.0	100%	99%	98%	99%	100%	Safeway, CVS Pharmacy, Capital One Bank, Starbucks, Subway, Long & Foster
Hampshire Langley	Takoma Park, MD		131,700	1972 (1979)	9.9	100%	100%	100%	100%	100%	Mega Mart, Starbucks, Chuck E. Cheese's, Sardi's Chicken, Capital One Bank, Kool Smiles
Hunt Club Corners	Apopka, FL		107,103	2006	13.9	97%	91%	93%	94%	94%	Publix, Pet Supermarket, Sprint
Jamestown Place	Altamonte Springs, FL		96,201	2005	10.9	100%	93%	96%	91%	90%	Publix, Carrabas Italian Grill, Orlando Health
Kentlands Square I	Gaithersburg, MD		114,381	2002	11.5	98%	98%	98%	100%	100%	Lowe's Home Improvement Center, Chipotle

Saul Centers, Inc.
Schedule of Current Portfolio Properties
March 31, 2019

			Leasable Area (Square Feet)	Year Acquired or Developed (Renovated)	Land Area (Acres)	Percentage Leased as of March 31,					(1)
Property	Location					2019	2018	2017	2016	2015	Anchor / Significant Tenants

Shopping Centers (continued)
Kentlands Square II	Gaithersburg, MD		246,965	2011	23.4	96%	57%	100%	100%	98%	Giant Food, At Home, Party City, Panera Bread, Not Your Average Joe's, Hallmark, Chick-Fil-A, Coal Fire Pizza, Cava Mezza Grill, Zengo Cycle, Fleet Feet
Kentlands Place	Gaithersburg, MD		40,697	2005	3.4	93%	90%	100%	100%	96%	Elizabeth Arden's Red Door Salon, Bonefish Grill
Lansdowne Town Center	Leesburg, VA		189,422	2006	23.4	95%	90%	96%	87%	98%	Harris Teeter, CVS Pharmacy, Panera Bread, Starbucks, Capital One Bank, Ford's Fish Shack, Fusion Learning, Chick-Fil-A
Leesburg Pike Plaza	Baileys Crossroads, VA		97,752	1966 (1982/95)	9.4	100%	100%	95%	100%	100%	CVS Pharmacy, Party Depot, FedEx Office, Capital One Bank, Five Guys
Lumberton Plaza	Lumberton, NJ		192,718	1975 (1992/96)	23.3	69%	84%	92%	90%	93%	Aldi Grocery, Rite Aid, Family Dollar, Retro Fitness, Big Lots, Pet Valu, Burger King
Metro Pike Center	Rockville, MD		67,488	2010	4.6	69%	67%	71%	89%	80%	McDonald's, Dunkin Donuts, 7-Eleven, Palm Beach Tan, Mattress Warehouse
Shops at Monocacy	Frederick, MD		109,144	2004	13.0	95%	99%	100%	100%	97%	Giant Food, Giant Gas Station, Panera Bread, Five Guys, California Tortilla, Firehouse Subs, Comcast
Northrock	Warrenton, VA		100,032	2009	15.4	100%	99%	99%	92%	95%	Harris Teeter, Longhorn Steakhouse, Ledo's Pizza, Capital One Bank, Jos. A Bank, Novant Health
Olde Forte Village	Ft. Washington, MD		143,577	2003	16.0	96%	99%	96%	97%	99%	Safeway, Advance Auto Parts, Dollar Tree, McDonald's, Wendy's, Ledo's Pizza
Olney	Olney, MD		53,765	1975 (1990)	3.7	93%	97%	90%	93%	89%	Rite Aid, Olney Grill, Ledo's Pizza, Popeye's, Sardi's Fusion
Orchard Park	Dunwoody, GA		87,365	2007	10.5	98%	98%	99%	97%	98%	Kroger, Subway, Jett Ferry Dental
Palm Springs Center	Altamonte Springs, FL		126,446	2005	12.0	100%	94%	100%	100%	91%	Publix, Duffy's Sports Grill, Toojay's Deli, The Tile Shop, Rockler Tools, Humana Health, Sola Salons
Ravenwood	Baltimore, MD		93,328	1972 (2006)	8.0	97%	100%	100%	99%	99%	Giant Food, Starbucks, Dominos, Bank of America
11503 Rockville Pk / 5541 Nicholson Ln	Rockville, MD		40,249	2010 / 2012	3.0	61%	61%	63%	22%	63%	Dr. Boyd's Pet Resort, Metropolitan Emergency Animal Clinic
1500/1580/1582/1584 Rockville Pike	Rockville, MD		110,128	2012/2014	10.3	93%	96%	97%	90%	86%	Party City, CVS Pharmacy, Sheffield Furniture
Seabreeze Plaza	Palm Harbor, FL		146,673	2005	18.4	99%	98%	98%	95%	95%	Publix, Earth Origins Health Food, Petco, Planet Fitness, Vision Works
Marketplace at Sea Colony	Bethany Beach, DE		21,677	2008	5.1	100%	100%	94%	95%	91%	Seacoast Realty, Armand's Pizza, Candy Kitchen, Summer Salts, Fin's Alehouse
Seven Corners	Falls Church, VA		573,481	1973 (1994-7/07)	31.6	98%	100%	100%	100%	100%
The Home Depot, Shoppers Food & Pharmacy, Michaels Arts & Crafts, Barnes & Noble, Ross Dress For Less, Ski Chalet, Off-Broadway Shoes, JoAnn Fabrics, Dress Barn, Starbucks, Dogfishhead Ale House, Red Robin Gourmet Burgers, Chipotle, Wendy's, Burlington Coat Factory, Mattress Warehouse

Severna Park Marketplace	Severna Park, MD		254,011	2011	20.6	100%	100%	99%	98%	100%	Giant Food, Kohl's, Office Depot, A.C. Moore, Goodyear, Chipotle, McDonald's, Jos. A. Bank, Sprint, Five Guys, Unleashed (Petco), Mod Pizza, Jersey Mike's

Saul Centers, Inc.
Schedule of Current Portfolio Properties
March 31, 2019

			Leasable Area (Square Feet)	Year Acquired or Developed (Renovated)	Land Area (Acres)	Percentage Leased as of March 31,					(1)
Property	Location					2019	2018	2017	2016	2015	Anchor / Significant Tenants

Shopping Centers (continued)
Shops at Fairfax	Fairfax, VA		68,762	1975 (1993/99)	6.7	100%	100%	97%	97%	98%	Super H Mart, Subway
Smallwood Village Center	Waldorf, MD		173,341	2006	25.1	79%	84%	83%	68%	72%	Safeway, CVS Pharmacy, Family Dollar
Southdale	Glen Burnie, MD		485,628	1972 (1986)	39.8	100%	99%	99%	95%	89%
The Home Depot, Michaels Arts & Crafts, Marshalls, PetSmart, Value City Furniture, Athletic Warehouse, Starbucks, Gallo Clothing, Office Depot, The Tile Shop, Mercy Health Care, Massage Envy, Potbelly, Capital One Bank, Chipotle, Banfield Vets, Glory Days Grill

Southside Plaza	Richmond, VA		371,761	1972	32.8	92%	91%	91%	98%	98%	Community Supermarket, Maxway, Citi Trends, City of Richmond, McDonald's, Burger King, Kool Smiles
South Dekalb Plaza	Atlanta, GA		163,418	1976	14.6	87%	89%	90%	91%	95%	Maxway, Big Lots, Emory Clinic, Dollar Tree, Family Dollar
Thruway	Winston-Salem, NC		366,693	1972 (1997)	31.5	96%	95%	98%	96%	97%
Harris Teeter, Trader Joe's, Stein Mart, Talbots, Hanes Brands, Jos. A. Bank, Bonefish Grill, Chico's, Ann Taylor Loft, Rite Aid, FedEx Office, Plow & Hearth, New Balance, Aveda Salon, Carter's Kids, McDonald's, Chick-Fil-A, Wells Fargo Bank, Francesca's Collections, Great Outdoor Provision Company, White House / Black Market, Soma, J. Crew, Chop't, Lululemon, Orange Theory

Village Center	Centreville, VA		145,651	1990	17.2	98%	97%	98%	95%	98%	Giant Food, Tuesday Morning, Starbucks, McDonald's, Pet Supplies Plus, Bikram Yoga, Capital One Bank
Westview Village	Frederick, MD		97,858	2009	11.6	99%	95%	94%	100%	93%	Silver Diner, Sleepy's, Music & Arts, Firehouse Subs, CiCi's Pizza, Café Rio, Five Guys, Regus, Krispy Kreme
White Oak	Silver Spring, MD		480,676	1972 (1993)	27.9	99%	99%	100%	100%	100%	Giant Food, Sears, Walgreens, Boston Market, Sarku
	Total Shopping Centers	(3)	7,759,048		753.2	96.0%	94.3%	96.0%	95.8%	95.6%

Saul Centers, Inc.
Schedule of Current Portfolio Properties
March 31, 2019

			Leasable Area (Square Feet)	Year Acquired or Developed (Renovated)	Land Area (Acres)	Percentage Leased as of March 31,					(1)
Property	Location					2019	2018	2017	2016	2015	Anchor / Significant Tenants

Mixed-Use Properties
Avenel Business Park	Gaithersburg, MD		390,683	1981-2000	37.1	90%	86%	88%	87%	89%	General Services Administration, Gene Dx, Inc., American Type Culture Collection, Inc.
Clarendon Center-North Block	Arlington, VA		108,386	2010	0.6	100%	100%	99%	99%	96%	Pete's New Haven Pizza, AT&T Mobility, Dunkin Donuts, Airline Reporting Corporation
Clarendon Center-South Block	Arlington, VA		104,894	2010	1.3	97%	95%	100%	100%	100%	Trader Joe's, Circa, Burke & Herbert Bank, Bracket Room, South Block Blends, Winston Partners, Keppler Speakers Bureau, ECG Management Co., Leadership Institute, Capital One Bank, Massage Envy
Clarendon Center Residential-South Block (244 units)			188,671	2010		100%	95%	97%	99%	98%
Park Van Ness- Residential (271 units)	Washington, DC		214,600	2016	1.4	99%	97%	87%	N/A	N/A
Park Van Ness-Retail	Washington, DC		8,847	2016		100%	100%	100%	100%	N/A	Uptown Market, Sfoglina Pasta House
601 Pennsylvania Ave.	Washington, DC		227,651	1973 (1986)	1.0	98%	100%	100%	99%	98%	National Gallery of Art, American Assn. of Health Plans, Credit Union National Assn., Southern Company, HQ Global, Capital Grille, Michael Best & Friedrich LLP
Washington Square	Alexandria, VA		236,376	1975 (2000)	2.0	91%	91%	88%	91%	92%
Freeman Expositions, Academy of Managed Care Pharmacy, Cooper Carry, National PACE Association, Marketing General, Alexandria Economic Development, Trader Joe's, FedEx Office, Talbots, Starbucks, Virginia ABC

7316 Wisconsin Ave.	Bethesda, MD		69,601	2018	0.6	36%	N/A	N/A	N/A	N/A
	Total Mixed-Use Properties	(3)	1,549,709		44.0	90.1%	92.5%	93.0%	93.2%	93.6%	(2)

	Total Portfolio	(3)	9,308,757		797.2	95.2%	94.1%	95.7%	95.5%	95.3%	(2)

Land and Development Parcels
Ashbrook Marketplace	Ashburn, VA			2018	13.7	Currently developing an approximately 88,000 square foot neighborhood shopping center. Site work commenced in late 2018.
Ashland Square Phase II	Manassas, VA			2004	17.3	Marketing to grocers and other retail businesses, with a development timetable yet to be finalized.
N. Glebe Road	Arlington, VA			2014-2016	2.8	Construction of a 490-unit residential project with 60,000 square feet of retail space is currently in process.
New Market	New Market, MD			2005	35.5	Parcel will accommodate retail development in excess of 120,000 SF near I-70, east of Frederick, Maryland. A development timetable has not been determined.
	Total Development Properties				69.3

(1)
Percentage leased is a percentage of rentable square feet leased for commercial space and a percentage of units leased for apartments. Includes only operating properties owned as of
March 31, 2019. As such, prior year totals do not agree to prior year tables.

(2)	Total percentage leased is for commercial space only.
(3)
Prior year leased percentages for Total Shopping Centers, Total Mixed-Use Properties and Total Portfolio have been recalculated to exclude the impact of properties sold or removed from service and, therefore, the percentages reported in this table may be different than the percentages previously reported.